DEAN HELLER                                    EXHIBIT 3.I-3
[NEVADA   Secretary of State                                     -----
 STATE    204 North Carson Street Suite 1
 SEAL]    Carson City, Nevada 89701-4299                 FILED #C173-85
          (775) 684 5708                                        -------
          Website: secretaryofstate.biz
                                                          NOV 15 2004
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|                                          |            IN THE OFFICE OF
|      Certificate of Change Pursuant      |            /s/ Dean Heller
|              to NRS 78.209               |     DEAN HELLER, SECRETARY OF STATE
|                                          |
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Important: Read attached instructions               ABOVE SPACE IS FOR
      before completing form.                         OFFICE USE ONLY

               Certificate of Change filed Pursuant to NRS 78.209
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                         For Nevada Profit Corporations
                         ------------------------------

1.  Name of corporation:
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PALOMAR ENTERPRISES, INC.
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2.  The board of directors have adopted a resolution pursuant to NRS 78.207 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:
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Preferred Stock, par value of $0.001 per share, 5,000,000 shares authorized
Common Stock, par value of $0.001 per share, 90,000,000 shares authorized
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4.  The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:
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Preferred Stock, par value of $0.001 per share, 5,000,000 shares authorized
Common Stock, par value of $0.001 per share, 90,000,000 shares authorized
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5.  The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:
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1 Share of Common Stock, par value $0.0001 per share for each 100 shares of
Common Stock par value $0.0001 per share

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6.  The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:
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In lieu of any fractional shares to which a holder of the Common Stock would
(CONTINUATION ATTACHED)
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7.  Effective date of filing (optional):    11/05/04
                                            ------------------------------------
                                              (must not be later than 90 days
                                               after the certificate is filed)


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8.  Officer Signature:  /s/ Illegible                   President
                      ----------------------------     -------------------------
                             Signature                        Title

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied           Nevada Secretary of State AM 78.209 2003
by appropriate fees.                                        Revised on: 10/24/03


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                            PALOMAR ENTERPRISES, INC.
                   CONTINUATION FOR THE CERTIFICATE OF CHANGE

Otherwise be entitled as a result of the consolidation, of the Company will pay cash equal to such fraction multiplied by the average of the high and low trading price of the Common Stock on the OTCBB Bulletin Board during regular trading hours for the five trading days immediately proceeding the effectiveness of the consolidation of the Common Stock.


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